                                                                    Exhibit 8.01

          [Letterhead of Buchanan Ingersoll Professional Corporation]


                                 August 1, 2000


II-VI Incorporated
375 Saxonburg Boulevard
Saxonburg, Pennsylvania  16056

Ladies and Gentlemen:

     We have acted as counsel to II-VI Incorporated, a Pennsylvania corporation ("II-VI"), in connection with its Registration Statement on Form S-4 (No. 333-41314) (the "Registration Statement") filed with the Securities and Exchange Commission.

     For purposes of rendering this opinion, we have reviewed the discussion set forth in the Registration Statement under the caption "THE OFFER -- Material Federal Income Tax Consequences" (the "Tax Discussion"). We have also reviewed a copy of the Agreement and Plan of Merger by and among II-VI Acquisition Corp., a Delaware corporation and wholly owned subsidiary of II-VI, and Laser Power Corporation, a Delaware corporation ("Laser Power"), dated as of June 28, 2000, filed as Annex A to the Registration Statement (the "Merger Agreement"), the exhibits and schedules to the Merger Agreement, and such certificates and other documents we have deemed necessary or advisable for the purpose of expressing the opinion contained herein.

     With respect to the documents which we have reviewed, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have also assumed the continued accuracy of the facts and representations of the parties to the Merger Agreement set forth in the Merger Agreement and that the transactions described in the Merger Agreement will be consummated in the manner contemplated thereby.

     Based upon and subject to the accuracy of the foregoing, we are of the opinion that the Tax Discussion, insofar as it constitutes a statement of United States federal income tax law, is accurate in all material respects.

     This opinion is rendered solely to you and may not be relied upon or furnished to any other person without our prior written consent.

II-VI Incorporated
August 1, 2000
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "THE OFFER -- Material Federal Income Tax Consequences" in the Registration Statement. In providing our consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                              BUCHANAN INGERSOLL PROFESSIONAL CORPORATION

                              By:  /s/ James W. Forsyth
                                 ----------------------
                                 James W. Forsyth